Exhibit 99.1

Contact:	Charles Lambert
Finance Director
Medical Properties Trust
(205) 397-8897
clambert@medicalpropertiestrust.com
MEDICAL PROPERTIES TRUST, INC.
REPORTS FOURTH QUARTER AND FULL-YEAR 2007 RESULTS
     Birmingham, Ala., January 31, 2008 — Medical Properties Trust, Inc. (NYSE: MPW) today announced its operating and other results for the quarter and year ended December 31, 2007.
HIGHLIGHTS
•	Posted fourth quarter funds from continuing operations (“FFO”), before one-time items, of $0.30 per diluted share, a 20% increase over the same period in 2006;

•	Reported FFO, before one-time items, for the full year 2007 of $1.07 per diluted share, a 16% increase compared to $0.92 per diluted share for 2006;

•	Invested approximately $316.0 million in healthcare real estate assets in 2007;

•	Reduced exposure to Vibra Healthcare during 2007 to 31% of total revenue from 55% of total revenue in 2006;

•	In the fourth quarter, entered into a new $220 million credit facility, which can be increased to $350 million;

•	In December 2007, settled forward equity sale agreements and issued 3.0 million shares of common stock for proceeds of $14.43 per share;

•	Paid the fourth quarter dividend of $0.27 per common share on January 11, 2008 that was declared on November 16, 2007.
     “MPT had a strong fourth quarter and overall, a terrific 2007 during which we exceeded our investment goals and positioned the company for future growth,” said Edward K. Aldag, Jr., Chairman, President and CEO. “We are enthusiastic about 2008 and we expect to complete at least $200 million in acquisitions this year.
     “In the face of some of the worst credit conditions in memory, we successfully completed a larger and less costly syndicated credit facility in the fourth quarter; we are particularly pleased that six leading banks that were not part of our previous facility elected to initiate new relationships with us,” said Aldag. “Our new facility gives us sufficient liquidity to maintain our aggressive growth targets during 2008.”

OPERATING RESULTS
     For the fourth quarter of 2007, FFO from continuing operations, excluding the previously announced non-cash write-off of loan costs, was $15.0 million, an increase of 50% over the same period in 2006. On a per diluted share basis, FFO from continuing operations was $0.30 for the fourth quarter, an increase of 20% over fourth quarter 2006 FFO per share of $0.25 per diluted share.
     Net income for the quarter ended December 31, 2007 was $7.9 million, or $0.16 per diluted share, an increase of 14% compared with net income for the corresponding period in 2006 of $5.6 million, or $0.14 per diluted share.
     FFO from continuing operations for the full year 2007 was $51.2 million, an increase of 41% from $36.4 million in 2006. On a per diluted share basis, FFO from continuing operations was $1.07 for 2007, an increase of 16% as compared to $0.92 per diluted share in 2006. (As previously announced, the Company incurred $3.3 million ($0.07 per share) of one-time expense items in the first quarter. These expenses are included in reported FFO from continuing operations.)
     Net income for the year ended December 31, 2007 was $41.2 million, or $0.86 per diluted share, an increase of 13% compared with net income for 2006 of $30.2 million or $0.76 per diluted share.
     The Company also described the effects of several items that impacted fourth quarter 2007 results.
•	As previously announced, the Company incurred a $2.8 million ($0.06) non-cash charge to write off deferred financing costs that were associated with the early termination of the Company’s previous credit facility.

•	As previously announced, the Company received a $1.1 million early payment penalty (net of scheduled payments) related to the early payment of a mortgage loan.

•	The Company recognized stock compensation expense of approximately $1.2 million in connection with restricted stock awards, even though these shares will not be earned unless certain performance hurdles are achieved in the future.
     Aldag described the recognition of share based compensation expense: “The majority of our share based compensation is derived from share awards that management does not earn unless certain pre-established total shareholder return hurdles are met. This assures our shareholders that most of our executive compensation is only earned after our shareholders have benefited from management’s performance. For example, even though we achieved every business goal that we set at the beginning of 2007, management did not earn any of these performance-based shares because the market value of our common shares declined overall in 2007, along with those of most other REITs. Nonetheless, the accounting rules required us to recognize a compensation expense of almost $1.2 million (or $0.02 per share) even though these shares may never be earned by management.”

FUTURE OPERATIONS
     Based solely on the Company’s current portfolio, management expects 2008 FFO for in-place assets to approximate $1.21 per diluted share. The in-place FFO run rate is expected to increase based on the amount, timing and terms of acquisitions to be completed during 2008. The estimate could decrease if tenants are unable to pay rent and interest in accordance with the terms of their agreements, if we sell income assets without promptly reinvesting the sales proceeds, if general and administrative costs increase, and possibly if the company sells additional common equity. Interest rate fluctuations on the company’s variable rate debt may also cause the in-place run rate to increase or decrease.
TAX TREATMENT OF 2007 DIVIDENDS
     In 2007, the Company declared total dividends of $1.08 per share as follows:

					Total	Unrecaptured
	Date	Date of	Date	Allocable	Capital	Sec. 1250	Return of	Allocable
Amount	Declared	Record	Paid	to 2007	Gain	Gain	Capital	to 2008
$0.27	November 16, 2006	December 14, 2006	January 11, 2007	$0.077642	$0.192358	$0.085269	—	—
$0.27	February 15, 2007	March 29, 2007	April 12, 2007	$0.270000	—	—	—	—
$0.27	May 17, 2007	June 14, 2007	July 12, 2007	$0.270000	—	—	—	—
$0.27	August 16, 2007	September 14, 2007	October 19, 2007	$0.064352	—	—	$0.205648	—
$0.27	November 16, 2007	December 13, 2007	January 11, 2008	—	—	—	—	$0.270000
Of the fourth quarter 2007 dividend that was declared on November 16, 2007, none will be taxable to stockholders as part of their 2007 dividend income and all will be allocable to 2008. Of the third quarter 2007 dividend that was declared on August 16, 2007, $0.064352 will be taxable to stockholders as part of their 2007 dividend income and $0.205648 will be treated as a return of capital. Of the fourth quarter 2006 dividend that was declared on November 16, 2006, $0.077642 will be taxable to stockholders as part of their 2007 dividend income and $0.192358 will be treated as capital gain, with $0.085269 of the total capital gain being unrecaptured Sec. 1250 gain. Accordingly, dividends totaling $0.681994 will be reported as ordinary dividends and $0.192358 will be reported as total capital gain, $0.085269 of which is unrecaptured Sec. 1250 gain, on Form 1099-DIV for 2007. Regarding the dividends included in the 2007 Form 1099-DIV, no amount is considered to be “qualified dividends” (i.e. eligible for the lower individual tax rates).
CONFERENCE CALL AND WEBCAST
     The Company has scheduled a conference call and webcast for Thursday, January 31, 2008 at 11:00 a.m. Eastern Time in order to present the Company’s performance and operating results for the quarter and year ended December 31, 2007. The dial-in number for the conference call is 866-510-0707 (U.S.) and 617-597-5376 (International), and the passcode is 18776768. Participants may also access the call via webcast at www.medicalpropertiestrust.com. A dial-in and webcast replay of the call will be available shortly after completion of the call. Callers may dial (888) 286-8010 (U.S.) or (617) 801-6888 (International), and use passcode 30257183 for the replay.

About Medical Properties Trust, Inc.
     Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. These facilities include inpatient rehabilitation hospitals, long-term acute care hospitals, regional acute care hospitals, ambulatory surgery centers and other single-discipline healthcare facilities, such as heart hospitals, orthopedic hospitals and cancer centers.
     The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements, which include statements including, but not limited to, concerning the payment of future dividends, if any, completion of projects under development, acquisition of healthcare real estate, completion of additional debt arrangements, the capacity of the Company’s tenants to meet the terms of their agreements, the level of general and administrative expense, the timing of Vibra’s debt repayment, net income per share and FFO per share in 2007 and FFO in 2008. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those express in or underlying such forward-looking statements, including without limitation: national and economic, business, real estate and other market conditions; the competitive environment in which the Company operations; the execution of the Company’s business plan; financing risks; the Company’s ability to attain and maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or the healthcare real estate in particular. For further discussion of the facts that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2006. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.
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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31, 2007	December 31, 2006
	(Unaudited)
Assets
Real estate assets
Land, buildings and improvements and intangible lease assets	$657,246,917	$437,367,722
Construction in progress	435,110	57,432,264
Mortgage loans	185,000,000	105,000,000
Real estate held for sale	—	63,324,381

Gross investment in real estate assets	842,682,027	663,124,367
Accumulated depreciation and amortization	(22,490,511)	(12,056,422)

Net investment in real estate assets	820,191,516	651,067,945

Cash and cash equivalents	94,215,134	4,102,873
Interest and rent receivable	10,325,614	11,893,513
Straight-line rent receivable	23,637,435	12,686,976
Loans	80,758,273	45,172,830
Other assets of discontinued operations	4,354,835	6,890,919
Other assets	18,177,879	12,941,689

Total Assets	$1,051,660,686	$744,756,745

Liabilities and Stockholders’ Equity
Liabilities
Debt	$480,525,166	$304,961,898
Debt — real estate held for sale	—	43,165,650
Accounts payable and accrued expenses	21,091,374	30,386,858
Deferred revenue	20,839,338	14,615,609
Obligations to tenants	16,006,813	6,853,759

Total liabilities	538,462,691	399,983,774

Minority interests	77,552	1,051,835

Stockholders’ equity
Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 100,000,000 shares; issued and outstanding — 52,133,307 shares at December 31, 2007, and 39,585,510 shares at December 31, 2006	52,133	39,586
Additional paid in capital	540,501,058	356,678,018
Distributions in excess of net income	(27,170,405)	(12,996,468)
Treasury shares	(262,343)	—

Total stockholders’ equity	513,120,443	343,721,136

Total Liabilities and Stockholders’ Equity	$1,051,660,686	$744,756,745

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Rent billed	$17,193,507	$9,654,104	$54,839,688	$32,190,772
Straight-line rent	2,572,708	2,265,580	11,079,704	5,952,442
Interest income from loans	8,192,901	3,968,586	30,367,971	12,328,218

Total revenues	27,959,116	15,888,270	96,287,363	50,471,432
Expenses
Real estate depreciation and amortization	4,016,710	2,195,315	12,612,630	6,704,924
General and administrative	4,645,463	2,335,493	15,791,840	10,190,850

Total operating expenses	8,662,173	4,530,808	28,404,470	16,895,774

Operating income	19,296,943	11,357,462	67,882,893	33,575,658
Other income (expense)
Interest income	11,446	78,049	363,558	515,038
Interest expense	(10,902,615)	(3,597,848)	(28,236,502)	(4,417,955)

Net other income	(10,891,169)	(3,519,799)	(27,872,944)	(3,902,917)

Income from continuing operations	8,405,774	7,837,663	40,009,949	29,672,741
Income (loss) from discontinued operations	(528,314)	(2,244,193)	1,229,690	486,957

Net income	$7,877,460	$5,593,470	$41,239,639	$30,159,698

Per share amounts — basic and diluted:
Income from continuing operations	$0.17	$0.20	$0.84	$0.75
Income (loss) from discontinued operations	(0.01)	(0.06)	0.02	0.01

Net income per share, basic	$0.16	$0.14	$0.86	$0.76

Income from continuing operations	$0.17	$0.20	$0.84	$0.75
Income (loss) from discontinued operations	(0.01)	(0.06)	0.02	0.01

Net income per share, diluted	$0.16	$0.14	$0.86	$0.76

Weighted average shares outstanding — basic	49,761,733	39,634,127	47,717,026	39,537,877
Weighted average shares outstanding — diluted	50,069,759	39,937,776	47,903,432	39,701,976

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Funds From Operations
(Unaudited)

	For the Three	For the Three	For the Twelve	For the Twelve
	Months Ended	Months Ended	Months Ended	Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
FFO information
Net income	$7,877,460	$5,593,470	$41,239,639	$30,159,698
Gain on sale	—	—	(4,061,626)	—
Depreciation and amortization	3,794,488	2,195,315	12,390,408	6,704,924

Funds from operations	11,671,948	7,788,785	49,568,421	36,864,622
Non-cash write off of loan costs	2,827,023	—	2,827,023	—
(Income) loss from discontinued operations	528,313	2,244,193	(1,229,690)	(486,957)

Funds from continuing operations	$15,027,284	$10,032,978	$51,165,754	$36,377,665

Per diluted share data:
Net income per share, basic and diluted	$0.16	$0.14	$0.86	$0.76
Gain on sale	—	—	(0.09)	—
Depreciation and amortization	0.07	0.06	0.26	0.17

Funds from operations	0.23	0.20	1.03	0.93
Non-cash write off of loan costs	0.06	—	0.06	—
(Income) loss from discontinued operations	0.01	0.05	(0.02)	(0.01)

Funds from continuing operations	$0.30	$0.25	$1.07	$0.92

Funds from operations, or FFO, represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Management considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that funds from operations provides a meaningful supplemental indication of our performance. We compute funds from operations in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.